Exhibit 99.1

NEWS
NOBLE CORPORATION
13135 South Dairy Ashford, Suite 800
Sugar Land, TX 77478
Phone: 281-276-6100 Fax: 281-491-2092

NOBLE ANNOUNCES INDEPENDENT INVESTIGATION
OF OPERATIONS IN NIGERIA
     SUGAR LAND, Texas, June 4, 2007—Noble Corporation (NYSE: NE) today announced that it is conducting an internal investigation of its Nigerian operations, focusing on the legality under the U.S. Foreign Corrupt Practices Act (“FCPA”) and local laws of its Nigerian affiliate’s reimbursement of certain expenses incurred by its customs agents in connection with obtaining and renewing permits for the temporary importation of drilling units and related equipment into Nigerian waters.
     The Audit Committee of the Company’s Board of Directors has engaged Cadwalader, Wickersham & Taft LLP, a leading law firm with significant experience in investigating and advising on FCPA matters, to lead the investigation.
     The Company’s management brought to the attention of the Audit Committee a news release recently issued by Tidewater Inc. disclosing that Tidewater was conducting an internal investigation into the FCPA implications of certain actions by a customs agent in Nigeria in connection with the temporary importation of its vessels into Nigeria. The Company’s drilling units currently operating in Nigeria do so under temporary import permits, and management considered it prudent to review the Company’s own practices in this regard.
     The Company has voluntarily contacted the U.S. Securities and Exchange Commission and the U.S. Department of Justice to advise them that an independent investigation is under way and that it intends to cooperate fully with both agencies. The investigation is in an early stage and no conclusions can be drawn at this time as to whether either agency will open its own proceeding to investigate this matter, or if a proceeding is opened, what potential remedies these agencies may seek. Although management will seek to avoid material disruption to its Nigerian operations, the Company cannot gauge at this time the ultimate effect of implementing any measures necessary to ensure compliance with applicable laws in connection with its business in Nigeria.
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NOBLE INDEPENDENT INVESTIGATION — ADD 1
     The Company has concluded, given the status of the investigation, that it is premature to determine whether it needs to make any financial reserve for any potential liabilities. The Audit Committee and management will work together with special counsel and appropriate personnel within the Company to implement promptly such measures as are considered appropriate.
     Noble Corporation is a leading provider of diversified services for the oil and gas industry. The company performs contract drilling services with its fleet of 62 mobile offshore drilling rigs located in key markets worldwide, including the U.S. Gulf of Mexico, the Middle East, Mexico, the North Sea, Brazil, West Africa and India. The fleet count includes six rigs under construction.
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     This news release may contain certain “forward-looking statements” concerning the company’s business, financial performance and prospects. Statements about the Company’s, management’s or directors’ plans, intentions, expectations, beliefs, estimates, predictions or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of such forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the company’s filings with the U.S. Securities and Exchange Commission.
     Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
NC-414
06/04/07
For additional information, contact:

For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning,
Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729